UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event            October 14, 2008
reported)

LOGICVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25 Metro Drive, 3rd Floor, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2008, LogicVision, Inc. (the “Company”) notified Bruce M. Jaffe, Vice President, Finance and Chief Financial Officer, and Ronald H. Mabry, Vice President, Field Operations and Application Engineering, that, as part of the Company’s expense reduction efforts, their employment was terminated effective as of that date.

Mei Song, 40, has been appointed as the Company’s Vice President, Finance and Chief Financial Officer, effective October 14, 2008. Ms. Song has served as the Company’s controller since December 2005, and has held various accounting positions at the Company since 2000. Ms. Song holds an M.B.A. from Auburn University and a B.S. from the Hefei Institute of Economics & Technology.

Fadi Maamari, 46, has been appointed as the Company’s Chief Operating Officer, effective October 14, 2008. Dr. Maamari has served as the Company’s Vice President of Engineering since June 2006. From 1996 to 2006, Dr. Maamari held senior management positions in Engineering, Applications Engineering and Marketing at the Company. From 1990 to 1996, Dr. Maamari was a member of Technical Staff at AT&T Bell Labs’ Engineering Research Center in Princeton, New Jersey. He holds a Ph.D. in Electrical Engineering from McGill University, and M.S. and B.S. degrees from École Polytechnique in Montreal, Canada.

A copy of the Company’s press release announcing these management changes is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release dated October 14, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2008

LOGICVISION, INC.

By:	/s/ James T. Healy
James T. Healy
President and
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated October 14, 2008